UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 5, 2006

THE BOMBAY COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7832	75-1475223
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Bailey Avenue, Fort Worth, Texas	76107
(Address of Principal Executive Officers)	(Zip Code)

(817) 347-8200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4 (c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

(a)
On June 5, 2006, the Company announced the hiring of Mr. David B. Stewart as Chief Executive Officer. The following summary of the material terms of Mr. Stewart’s Employment Agreement (the “Agreement”) is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

The Agreement provides for the employment of Mr. Stewart for a term of three (3) years, unless the Agreement is terminated earlier in accordance with its terms.  The Company is obligated to pay Mr. Stewart as base compensation an annual salary (“Base Compensation”) of Six Hundred Thousand Dollars ($600,000). At the end of each fiscal year of the Company during the term of Mr. Stewart’s employment and subject to the conditions specified in the Agreement, Mr. Stewart will be eligible to receive a cash bonus as incentive compensation in addition to his Base Compensation (the “Cash Incentive Compensation”).

Mr. Stewart’s target Cash Incentive Compensation will be equal to seventy-five percent (75%) of his Base Compensation for each fiscal year and shall be determined pursuant to the Executive Performance Bonus Grid for such fiscal year. Payment of the Cash Incentive Compensation for each fiscal year will be made in accordance with the general policies and procedures for payment of incentive compensation to senior executive personnel of the Company.

Also on June 5, 2006, the Company granted to Mr. Stewart options to purchase 550,000 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), with an exercise price per share equal to the closing sale price of a share of Common Stock as quoted on the New York Stock Exchange on such date (the “Option Award”) and a three-year vesting period. The terms and conditions relating to the Option Award are set forth in a stock option agreement, a copy of which is attached to this Current Report as Exhibit 10.2 and is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c), (d)
On June 5, 2006, the Company announced the hiring of David B. Stewart, 67, as Chief Executive Officer, effective June 5, 2006. Mr. Stewart will also serve as a member of the Company’s Board of Directors. Mr. Stewart’s term as Chief Executive Officer will run until June 5, 2009, and his term on the Board of Directors will run until the annual meeting of shareholders to be held in 2009. Mr. Stewart joins the Company after having served as President of Blockbuster Video Canada Inc. from 2000 to April 2006. A copy of the Company’s press release regarding the hiring of Mr. Stewart and his previous retailing experience is attached to this Current Report as Exhibit 99. Mr. Stewart has not previously been employed by the Company and has no family relationships to any current officer or director of the Company. There are no transactions between Mr. Stewart and the Company that would be reportable under Item 404(a) of Regulation S-K (Certain Relationships and Related Transactions) of the Securities and Exchange Commission. A summary of the material terms of Mr. Stewart’s employment agreement is set forth in Item 1.01 above and is incorporated herein by reference.

                     Exhibit No.                           Description

10.1	Employment Agreement
10.2	Stock Option Agreement
99	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BOMBAY COMPANY, INC.
(Registrant)

Date: June 7, 2006                                                                /S/ MICHAEL J. VEITENHEIMER
Michael J. Veitenheimer,
Senior Vice President, Secretary
and General Counsel